For further information, please contact ACE*COMM Investor Relations at (301) 721-3123 or investor@acecomm.com.

ACE*COMM CORPORATION REPORTS CONTINUING IMPROVEMENTS TO FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL YEAR 2005

Highlights of the Quarter:
- - - - -	Company posts first quarterly profit since December 31, 2002
Revenue increased 98% over same period last year and 3% over previous quarter
New mediation business booked from Telecom Egypt and VSNL, India
New NetPlus® customer wins, including a US Army base and a major US Airport
New concept Service Delivery Platform for next-generation networks announced

Gaithersburg, MD – January 26, 2005 - ACE*COMM Corporation (NASDAQ: ACEC),
a global provider of advanced operations support systems (OSS) technologies for communications networks, today reported financial results for the second quarter of its fiscal year ending June 30, 2005. The Company reported revenues of $4.8 million for the quarter, which compares to $2.4 million for the comparable quarter of fiscal year 2004. Net income for the quarter was $176,000, or a net income of $.01 per share, compared to a net loss of $1.5 million, or a net loss of $.14 per share, for same quarter of the previous year.

For the first six months of fiscal 2005, the Company recorded revenues of $9.4 million, compared to $4.9 million for the first six months of fiscal 2004, marking a year-over-year increase of $4.5 million. Approximately $2.6 million of this increase is attributable to sales of OSS products stemming from the Company’s purchase of the Intasys assets; the remainder represents growth in the Company’s revenues from sales to network and Internet service providers and enterprises. The net loss and loss per fully diluted share for the period were $209 thousand and $.02, respectively, compared to net loss and loss per fully diluted share of $2.5 million and $0.24 for the same six months of fiscal 2004.

“Our continuing financial improvements in this second quarter of fiscal 2005 are a major source of encouragement. Our results strengthened across the board and reflect solid incremental execution on our growth plan,” said George T. Jimenez, CEO of ACE*COMM. “We posted our first quarterly profit in two years, and came close to doubling revenues over the previous year. We gained momentum in emerging markets where customers are introducing new VOIP-based services, and we are working with customers to help deliver these new services more profitably.

We added new enterprise OSS customers to our growing list of NetPlus® 6 users, and we signed new mediation business from existing customers in Egypt and India.”

Continued Mr. Jimenez: “We are excited by the new opportunities that next generation network services — such as VoIP and 3G mobile – bring to the mediation and OSS solutions markets. During the quarter, we introduced Convergent Mediation™ SDP, the next step in our product road map, which includes service implementation and control capabilities for VoIP, 3G, and IP data services. Convergent Mediation™ SDP builds on our industry-class experience in the mediation space, and offers a reliable and flexible platform to address our customers’ needs for the rapid and profitable delivery of next generation services to their subscribers.”

“Our second quarter results demonstrate continuing progress in the execution of our business plan,” said Steve Delmar, ACE*COMM’s CFO. “We reduced our operating loss significantly when compared to the previous quarter, and the same quarter of last year. We reported a profit for the quarter, partly as the result of a gain on a settlement of debt obligation with a former i3 Mobile supplier. At this point in our fiscal year, we are performing well on our two most important financial goals for the year — returning to profitability and achieving revenue growth. With initial but tangible signs of an improving customer spending environment that indicate improved prospects for bookings with large customers, we are focused on delivering additional earnings growth in the second half of this fiscal year.”

Earnings Call
ACE*COMM will host an earnings teleconference call this evening, Wednesday, January 26, 2005 at 5:30 pm, Eastern Standard Time, to discuss the second quarter results. To participate, please call 866-835-8906. When prompted, enter the ACE*COMM reservation number 635616. Internet users can hear a simultaneous live Webcast of the teleconference at http://www.acecomm.com or http://www.fulldisclosure.com. A taped replay of the call will be made available from the ACE*COMM Corporate Web Site after 8:30 pm, on Wednesday, January 26, 2005.

About ACE*COMM
ACE*COMM is a global provider of advanced operations support systems (OSS) solutions for telecom service providers and enterprises. ACE*COMM’s solutions are applicable to a range of legacy through next-generation networks that include wired, wireless ,voice, data, multi-media, and Internet communications networks. These solutions include the analytical tools required to extract knowledge from operating networks — knowledge customers use for revenue recovery, reduction of costs, acceleration of time-to-market for new services, and more effective customer care. ACE*COMM also offers interoperable wireless billing and electronic payment solutions, in addition to mediation and OSS solutions, for operators in both developed and emerging markets around the world. For over 20 years, ACE*COMM technology has been effectively deployed for more than 300 customers, spanning over 4,000 installations, in 70 countries world-wide. ACE*COMM-installed products are presently enabling the success of customers and partners such as AT&T, Cisco, IBM, Marconi, Motorola, Alcatel, General Dynamics, Northrop-Grumman, Unisys, and Siemens. ACE*COMM is a registered ISO 9001 quality standard company. For more information, visit www.acecomm.com.

ACE*COMM, NetPlus, the ACE*COMM logo and N*VISION are registered trademarks, and Convergent Mediation is a trademark of ACE*COMM Corporation.

Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to: the failure of anticipated orders to materialize, delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources or delays in payment, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support growth of its operations, and other risks detailed from time-to-time in the Company’s Report on Form 10-K for the year ended June 30, 2004 and other reports filed with the Securities Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

PART I. FINANCIAL INFORMATION

Item 1. CONSOLIDATED FINANCIAL STATEMENTS

ACE*COMM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	June 30,
	2004	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,225	$2,881
Accounts receivable, net	4,196	4,246
Inventories, net	641	573
Deferred contract costs	258	571
Prepaid expenses and other	453	257

Total current assets	7,773	8,528
Property and equipment, net	549	592
Acquired intangibles	897	899
Other non-current assets	306	312
Total assets	$9,525	$10,331

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings	$1,006	$545
Accounts payable	552	591
Accrued expenses	1,490	1,484
Accrued compensation	482	724
Deferred revenue	582	1,519

Total current liabilities	4,112	4,863
Long-term notes payable	17	—

Total liabilities	4,129	4,863

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized,
none issued and outstanding	—	—
Common stock, $.01 par value, 45,000,000 shares authorized,
13,792,687 and 13,761,182 shares issued and outstanding	138	138
Additional paid-in capital	28,513	28,475
Other accumulated comprehensive income (loss)	58	(41)
Accumulated deficit	(23,313)	(23,104)
Total stockholders’ equity	5,396	5,468

Total liabilities and stockholders’ equity	$9,525	$10,331

ACE*COMM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$4,778	$2,414	$9,437	$4,879
Cost of revenue	1,972	1,718	4,117	3,287

Gross profit	2,806	696	5,320	1,592
Selling, general, and administrative	2,279	2,112	4,621	3,850
Research and development	570	92	1,114	222

Income (loss) from operations	(43)	(1,508)	(415)	(2,480)
Interest expense	(7)	(9)	(7)	(17)
Gain from settlement of debt obligation	228	—	228	—
Income (loss) before income taxes	178	(1,517)	(194)	(2,497)
Income tax expense	2	—	15	—

Net income (loss)	$176	$(1,517)	$(209)	$(2,497)

Basic net income (loss) per share	$.01	$(.14)	$(.02)	$(.24)

Diluted net income (loss) per share	$.01	$(.14)	$(.02)	$(.24)

Shares used in computing net income (loss) per share:
Basic	13,787	10,995	13,777	10,407

Diluted	14,025	10,995	13,777	10,407